UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CANARGO ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2007 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL (Proposal 1)
PROPOSAL 2 — INCREASE OF AUTHORISED SHARE CAPITAL
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BOARD MEETINGS AND COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
FORM 10-K ANNUAL REPORT
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
CANARGO ENERGY CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 5, 2007

CANARGO ENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2007

     The Board of Directors of CanArgo Energy Corporation, a Delaware Corporation (the “Company”), hereby gives notice that the Annual Meeting of stockholders of the Company will be held on June 5, 2007 at 10.30 a.m. Eastern Standard Time at 16th Floor, 101 Federal, Boston, MA 02110, U.S.A. for the following purposes, as more fully described in the accompanying Proxy Statement:
     1. To elect directors to hold office until the next Annual Meeting of stockholders or until their successors are elected and qualified.
     2. To approve the adoption of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company will have authority to issue from 375,000,000 to 500,000,000 shares.
     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only stockholders of record at the close of business on April 23, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. All holders of record of shares of the Company’s Common Stock at close of business on the record date are entitled to vote at the meeting by sending in the proxy voting form by the specified deadline.

BY ORDER OF THE BOARD OF DIRECTORS

Liz Landles
Corporate Secretary
St. Peter Port
Guernsey, British Isles
• 2007
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR AUTHORISE THE INDIVIDUALS NAMED IN YOUR PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TELEPHONE NUMBER OR USING THE INTERNET BY THE DEADLNE AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

CANARGO ENERGY CORPORATION
P.O. Box 291, St Peter Port, Guernsey, GY1 3RR, British Isles

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
     CanArgo Energy Corporation (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of stockholders to be held on June 5, 2007 at 16th Floor, 101 Federal, Boston, MA 02110, U.S.A. and at any adjournments or postponements thereof (the “Annual Meeting”). The Proxy Statement and the enclosed proxy are first being sent to stockholders on or about May 4, 2007
     Only holders of the Company’s Common Stock as of the close of business on April 23, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 238,487,390 shares of Common Stock outstanding. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting and broker non-votes, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.
     Registration and seating will begin at 10.00 a.m. All stockholders attending the meeting will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
     Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention and is not revoked prior to exercise, the shares represented by that proxy card will be voted as recommended by the Board of Directors as follows:
               FOR the election of the director nominees.
               FOR the approval of the amendment to the Company’s Certificate of Incorporation.
     The Company does not anticipate, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of stockholders. If any other matters are properly brought before the Annual Meeting, to the extent allowed under Delaware Law, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.
     Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Furthermore, with respect to the amendment of the Company’s Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock is required for approval of the proposal and an abstention will result in a vote against the proposal. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, with respect to Proposal 2 an abstention will have the effect of a negative vote.
     The Company requests that brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock, forward this Proxy Statement and proxies to persons for whom they hold shares and obtain authorization for the execution of proxies. If shares are held in the name of a brokerage firm, bank or nominee, only the brokerage firm, bank or nominee can sign a proxy with respect to stockholders’ shares. Accordingly, such stockholder will not be able to vote their shares in person should they attend the meeting. Instead, the stockholder should contact the person responsible for their account and give instructions for a proxy representing their shares to be signed and voted as directed.
     For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
     A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Corporate Secretary of the Company or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.
     The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company has retained Gambit H & K AS in Norway to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay the firms customary fees, expected to total approximately $10,000 plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.
     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is enclosed with this Proxy Statement for each stockholder.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The current term of office of all of the Company’s directors expires at the 2007 Annual Meeting. A majority of the independent directors has nominated all five persons to be elected directors at the annual meeting to hold office until the next annual meeting of stockholders and until the election of their respective successors. All of the nominees are currently serving as directors and have indicated that they are willing and able to serve as directors.
     Directors are elected by a plurality of votes cast at the meeting; any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority. All proxies received by the Board of Directors will be voted FOR the nominees listed below if no direction to the contrary is given. Each of the nominees has consented to serve if elected. In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.
     The nominees for director are Dr. David Robson, Vincent McDonnell, Michael Ayre, Russ Hammond and Nils Trulsvik.
     Biographical information regarding each nominee is set forth in the section entitled “Directors, Executive Officers and Corporate Governance - Management of the Company” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL (Proposal 1)
PROPOSAL 2 – INCREASE OF AUTHORISED SHARE CAPITAL
     The Board of Directors has unanimously adopted a resolution authorizing an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to increase the total number of the Company’s authorized shares of Common Stock from 375,000,000 shares to 500,000,000 shares, par value $0.10. The proposed amendment is subject to approval by the Company’s stockholders.
     The Common Stock, including the additional shares proposed for authorization, do not have pre-emptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. Thus, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock.
     The proposed amendment will modify the first sentence of paragraph (a) of Article Four of the Certificate to read as follows:
     “(a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is five hundred and five million (505,000,000), consisting of:
     (1) Five million (5,000,000) shares of Preferred Stock, par value ten cents ($0.10) per share (the “Preferred Stock”);
     (2) Five hundred million (500,000,000) shares of Common Stock, par value ten cents ($0.10) per share (the “Common Stock”).”
     The Company is currently authorized to issue 380,000,000 shares of capital stock, of which 375,000,000 are designated as Common Stock and 5,000,000 shares are designated as Preferred Stock. The proposed amendment would increase the total number of shares of authorized capital stock to 505,000,000 shares and the number of shares of Common Stock authorized to 500,000,000. The authorized shares of Common Stock were last increased by the stockholders at the Annual General Meeting in May 2006, when the number of shares was increased from 300,000,000 to 375,000,000 shares.
     As of April 23, 2007, 238,487,390 shares of Common Stock were issued and outstanding, no shares of capital stock were held by the Company as treasury stock and no shares of Preferred Stock were issued and outstanding. In relation to the 136,512,610 currently authorized but unissued shares of Common Stock, an aggregate of 95,655,214 shares have been reserved for future issuance: 45,270 shares in connection with the exchange of Exchangeable Shares previously issued by the Company in connection with an acquisition; 9,276,000 shares of Common Stock upon exercise of outstanding stock options granted under certain stock option plans; 26,800,000 shares issuable upon exercise of outstanding warrants; up to 8,568,667 reserved for issuance under our existing option plans; and up to 50,965,277 shares reserved for issuance in connection with certain existing contractual arrangements.
     If the proposed amendment is adopted, it will become effective upon filing of the proposed amendment with the Delaware Secretary of State’s office.
     The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future business needs of the Company and to take advantage of future corporate opportunities. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company, at the discretion of the Board of Directors, without further authorization by vote of the stockholders unless applicable law or regulation or stock exchange requirements otherwise require such authorization. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of Common Stock; entering into joint venture arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; stock splits or stock dividends; raising capital through the sale of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; and attracting and retaining valuable employees and consultants by the issuance of additional stock, stock options or use of stock-based plans.
     Although the Company may engage in the foregoing actions in the future, except for the issuance of additional stock options under the Company’s 2004 Long Term Stock Incentive Plan, and the possible sale of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to raise additional capital, no such actions involving the issuance of additional shares of Common Stock are pending as of the date hereof. The Board of Directors would intend to use any funds raised from any such possible issuances to finance principally the Company’s existing and proposed activities in the Republic of Georgia, the Caucasus, the Black Sea region and South West Asia.
     If the proposed amendment is approved, the Board of Directors would be able to authorize the issuance of shares of Common Stock without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the next regularly scheduled meeting of stockholders in order to increase the authorized shares of Common Stock.
     The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company’s existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company’s authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.
     The affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for approval of this amendment to the Certificate to increase the Company’s authorized shares of Common Stock. An abstention will, accordingly, result in a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF THIS PROPOSAL
(Proposal 2)
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Management of the Company
     The members of the Board of Directors and the Executive Officers of the Company are identified below:

Name	Age	Positions Held
David Robson	49	Chairman of the Board and Chief Executive Officer
Vincent McDonnell	48	President, Chief Operating Officer, Chief
		Commercial Officer and Director
Jeffrey Wilkins	44	Chief Financial Officer
Liz Landles	46	Corporate Secretary and Executive Vice President
Michael Ayre (1)	50	Director
Russ Hammond (1) (2)	65	Director
Nils Trulsvik (1) (2)	58	Director

(1) Member of Audit Committee.
(2) Member of Compensation Committee.

Executive Officers and Directors
     Dr. David Robson, a resident of Guernsey, was elected a Director, Chairman of the Board and Chief Executive Officer of the Company on July 15, 1998 and subsequently President and Chief Executive Officer, being reappointed Chairman on November 21, 2002. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company’s subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.’s subsidiary, Ninotsminda Oil Company Ltd, since 1996, and as Chairman and Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until July 1993, Dr. Robson was General Manager of JP Kenny/Intershelf Oil & Gas Resources, from July 1993 until December 1993, Operations Director of JP Kenny Exploration and Production Limited (“JP Kenny”), from December 1993 until November 1994, Managing Director, JP Kenny, and from November 1994 until March 1997, Dr. Robson was Chief Executive Officer of the London Stock Exchange listed company, JKX Oil & Gas plc. Prior to this he was employed in technical and commercial positions in Britoil plc, Hamilton Oil and Mobil. In June 2003 Dr. Robson was awarded with the Order of Honour for services to the Georgian hydrocarbon extraction industry. He holds a B.Sc. (Hons) degree in Geology, a Ph.D. in Geochemistry and an MBA.
     Vincent McDonnell, a resident of the United Kingdom, was elected a Director of the Company on May 2, 2003. He served the Company as Chief Financial Officer from September 23, 2002 to May 6, 2005, since May 6, 2005 has held the position of Chief Operating Officer and since August 1, 2006 has held the position of President. Prior thereto, he served the Company as Chief Commercial Officer from April 2001 and Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant from May 1999 until October 2000. From 1994 until April 1999, Mr. McDonnell served as Commercial Manager of JKX Oil & Gas plc. Prior to 1994, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil and Britoil plc. He holds a B.Sc (Hons.) degree in Geology, a M.Sc. degree in Geophysics and an MBA.
     Jeffrey Wilkins, a resident of the United Kingdom, was appointed Chief Financial Officer on August 1, 2006. Mr. Wilkins had served as the Company’s Financial Controller from April 2001 until his appointment as the Company’s Chief Financial Officer. Prior to his appointment as the Company’s Financial Controller, he held various European finance positions for Fisher-Rosemount, part of Emerson Electric Company between 1995 and 1999 and then up to joining the Company was European Financial Accountant for Dialog, a business of The Thomson Corporation. Mr. Wilkins is a Chartered Management Accountant with a joint degree in Economics and Politics from the University of Bath.
     Liz Landles, a resident of Guernsey, was appointed Corporate Secretary on August 1, 2002, having served as Assistant Corporate Secretary of the Company since December 2000. Mrs. Landles also acts as the Company’s Administration Manager and is responsible for organising the Company’s administrative activities. Mrs. Landles has worked for the Company since October 1997, principally in an administrative role and as a Director of some of the Company’s subsidiaries. She was appointed as Executive Vice President in November 2005. She holds an Advanced Diploma of Business Administration and is a Fellow of The Institute of Business Administration (FInstBA).
     Michael Ayre, a resident of Guernsey, was elected a Director of the Company on March 5, 2004. He is currently Managing Director of Mees Pierson Reads, a trust management and financial advisory company. He was previously employed from 1983 to 1987 in the London office of Touche Ross & Co (now Deloitte), and the Guernsey office from 1981 to 1983 of Peat Marwick Mitchell (now KPMG). Mr. Ayre is a member of the Chartered Association of Certified Accountants and the Chartered Institute of Taxation. He was formerly a non-employee director of Woolwich Guernsey Limited and is currently a non-employee director of the Guernsey subsidiaries of Unigestion, a Swiss fund management group.
     Russ Hammond, a resident of the United Kingdom, was elected a Director of the Company on July 15, 1998. He has also served as a Director of the Company’s subsidiary, CanArgo Oil & Gas Inc., since June 1997. Although retired, Mr. Hammond has over the past five years been an investment advisor to Provincial Securities Limited, a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation, an oil and gas and joint venture company, since 1992 and a Non Executive Director of Questerre Energy Inc., an oil and gas exploration and production company, since 2000. In June 2003 Mr. Hammond was awarded with the Order of Honour for services to the Georgian hydrocarbon extraction industry.

     Nils Trulsvik, a resident of Norway, was elected a Director of the Company on August 17, 1994. He served the Company as President and Chief Executive Officer from February 1997 to July 1998 and from November 1994 to March 1995; and as Executive Vice President from March 1995 to February 1997 and from September 1994 until November 1994. Mr. Trulsvik served as the Chief Executive Officer of Force Petroleum Limited from January 1999 to May 2005. Since May 2005 Mr. Trulsvik has been Managing Director of Interoil Exploration & Production ASA, an oil and gas exploration and production company operating principally in South America. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s., a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.
     The current term of office of all of the Company’s directors expires at the 2007 Annual Meeting. A majority of the independent directors has nominated all five persons to be elected directors at the Annual Meeting to hold office until the Annual Meeting of stockholders in 2008 and until their successors are elected and qualified. All directors will hold office until the Annual Meeting of stockholders at which their terms expire and the election and qualification of their successors.
     There are no family relationships among any of the Company’s directors or executive officers.
Director Nomination
     General. The Board does not have a nominating committee. The functions of the nominating committee are performed by a majority of the independent directors who consider candidates for Board membership suggested by Board members, as well as management and stockholders and make recommendations for the Board’s selection. The Board may also retain a third-party executive search firm from time to time if it believes such engagement is advisable in order to identify suitable candidates.
     Stockholder Nominees. A stockholder who wishes to recommend a prospective nominee for the Board should notify any independent director in writing with whatever supporting material the stockholder considers appropriate, including (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director (if elected)); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. A stockholder nomination should be submitted in the timeframe described in the Bylaws of the Company.
     Process for Identifying and Evaluating Nominees. Once the independent directors have identified a prospective nominee, the Board makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Board with the recommendation of the prospective candidate, as well as the Board’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Board determines, in consultation with the independent directors and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Board. The Board then evaluates the prospective nominee against the following standards and qualifications, including:
•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees, customers and communities in which the Company operates.
     The Board also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee and technical expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more members of the Board, and others, including members of management, as appropriate. After completing this evaluation and interview, the Board determines the nominees after considering the recommendations and views of the directors and others as appropriate. The Board has adopted resolutions addressing the nominations process and such related matters as may be required under U.S. federal securities laws and the rules of The American Stock Exchange, Inc (the “AMEX”) and the Oslo Stock Exchange. A copy of the resolutions is available on the Company’s website (www.canargo.com).
     To date, the Company has never received a proposal from a stockholder to nominate a director. Although the Company has not adopted a formal policy with respect to stockholder nominees, the directors expect that the evaluation process for a stockholder nominee would be similar to the process outlined above.
     Process for Determining which Directors are Considered Independent. On April 21, 2004, the Company’s Common Stock began trading on the AMEX. In connection with its Common Stock listing, the Company became subject to the listing standards adopted by the AMEX. The full text of the AMEX requirements can be found on its website (www.amex.com).
     Pursuant to AMEX and Securities and Exchange Commission (“SEC”) requirements, the Board undertook its annual review of director independence in March 2007. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the AMEX and SEC requirements, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
     As a result of this review, the Board affirmatively determined that, other than David Robson and Vincent McDonnell, all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth in the requirements of the AMEX and the SEC. In addition, as further required by the AMEX listing standards, the Board has made an affirmative determination as to each independent director that no material relationships exist between any non-employee director and the Company which, in the opinion of the Board, would interfere with the exercise of their independent judgment. David Robson and Vincent McDonnell are considered inside directors because of their role as senior executives of the Company. We provide additional information regarding Mr. Hammond under “Certain Relationships and Related Transactions” below.
     Board Nominees for the 2007 Annual Meeting. Each of the nominees listed in this Proxy Statement are current directors standing for re-election.
Communications with Directors
     Stockholders and other parties interested in communicating directly with the non-employee directors as a group may do so by writing to: Nils Trulsvik c/o Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles in an envelope marked “Confidential”. The Corporate Secretary of the

Company will promptly forward to Mr. Trulsvik all such correspondence. In addition, if you wish to communicate generally with the Board you may do so by writing to: Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. The Corporate Secretary of the Company reviews all such non-confidential correspondence and regularly forwards to the Board a summary of all correspondence as well as copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such non-confidential correspondence.
     Any shareholder may submit at any time a good faith complaint regarding any questionable accounting, internal controls or auditing matters concerning the Company. All such complaints are immediately brought to the attention of the Company and handled in accordance with procedures established by the Audit Committee with respect to such matters. Confidential, anonymous reports may be made by writing to the Chair of the Audit Committee, c/o Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles, in an envelope marked “Confidential”.
     The Company has a policy of encouraging all directors to attend the annual stockholder meetings.
     The Company operates a “whistleblowing” policy for its employees allowing them to submit at anytime a good faith complaint regarding any questionable accounting, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Any employee with concerns regarding accounting or compliance matters may report their concerns on a confidential or anonymous basis to the Company’s Audit Committee Chairman by calling an independent Hot Line established by the Company and administered by an independent third-party provider for that purpose.
Director Compensation
     The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.
Cash Compensation Paid to Board Members
     In 2006 the Company paid directors’ fees to the non-employee directors (in UK Pounds Sterling) on an adjusted quarterly basis at a rate of $97,905 per year plus $1,958 for each meeting of the Audit Committee that they attend (using an exchange rate of £1 = $1.9581 as at December 31, 2006 (as quoted on www.oanda.com). The Company also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. Directors who are also employees of the Company receive no additional compensation for service as a director. The Company does not provide retirement benefits to directors under any current program.
Director Summary Compensation Table
     The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the fiscal year ended December 31, 2006:

(a)	(b)	(c)	(d)	(e)
	Feed Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)	($)	($)
Nils Trulsvik	105,737	—	—	105,737
Russ Hammond	105,737	—	—	105,737
Michael Ayre	105,737	—	—	105,737
Compensation Committee Interlocks and Insider Participation
     During 2006, the Company’s Compensation Committee consisted of Nils Trulsvik and Russ Hammond, both currently non-employee directors. See the Section entitled “BOARD MEETINGS AND COMMITTEES—Compensation Committee” below.
Code of Business Conduct and Ethics
     The Company has adopted a written Code of Business Conduct and Ethics, which sets forth the Company’s standards of expected business conduct and which is applicable to all employees, including the Chief Executive Officer, the principal Financial Officer, principal accounting officer or controller, and persons performing similar functions (each a “Principal Officer”), as well as the directors of the Company. This Code of Business Conduct and Ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended 2004, filed with the Securities and Exchange Commission. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website (www.canargo.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to or affecting any Principal Officer or director) at this location on its website.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     David Robson, Liz Landles and Richard Battey (Chief Financial Officer up to July 31, 2006), each provide (and with respect to Mr. Battey provided) all of their services to the Company through Vazon Energy Limited, a corporation organized under the laws of the Bailiwick of Guernsey, of which Dr. Robson is the sole owner and Chairman and Managing Director. See “Executive Compensation — Employment Agreements and other Arrangements” below for a description of Vazon Energy Limited’s agreements with the Company.
     Mr. Russ Hammond, a non-employee director of the Company, is also an Investment Advisor to Provincial Securities Limited who became a minority shareholder in the Norio and North Kumisi (Block XIc) Production Sharing Agreement through a farm-in agreement to the Norio MK72 well. On September 4, 2003 the Company concluded a deal to purchase Provincial Securities Limited’s minority interest in CanArgo Norio Ltd by a share swap for shares in the Company. The purchase was achieved by issuing 6 million restricted shares of Common Stock in the Company to the minority interest holders in CanArgo Norio Ltd. Of the interests in CanArgo Norio Ltd, Provincial Securities Limited owned 4% and received 2,234,719 shares of the Company’s Common Stock.
     Provincial Securities Limited also had an interest in Tethys Petroleum Limited (“Tethys”), a Guernsey company, established to develop potential projects in Kazakhstan, in which the Company had a minority interest until June 2005 when the Company acquired the remaining 55% interest in Tethys which it did not own. Pursuant to this transaction, Provincial Securities Limited received 5,500,000 shares of the Company’s Common Stock in exchange for its interest in Tethys. Mr. Hammond did not receive any compensation in connection with these transactions and disclaims any beneficial ownership of Provincial Securities Limited or of any shares of the Company’s common stock owned by Provincial Securities Limited. Mr. Julian Hammond, Mr. Hammond’s son, is employed as a Vice-President of Tethys Petroleum Limited, currently a subsidiary of the Company, at an annual salary of £96,000 Pounds Sterling (£) and has been awarded an aggregate of 190,000 options to purchase shares of Common Stock under the Company’s Stock Option Plans at a weighted average exercise price of $0.82. Mr. Hammond disclaims ownership of his son’s shares.
     Transactions with affiliates or other related parties including management of affiliates are to be undertaken on the same basis as third party arms-length transactions. Transactions with affiliates and other related parties are reviewed and voted on by the Board with any potential related parties absent from such discussions or votes.
     The Company is in the process of reviewing its policy with respect to the review, approval or ratification of related person transactions and to date a formal policy has not been adopted by the Board. However, the Company follows the rules adopted by the AMEX in respect of related party transactions and is annually required to review related person transactions. Further, on an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transaction with the Company in which the Director and executive officer, or any member of his or her immediate family, have a direct or indirect material interest.
BOARD MEETINGS AND COMMITTEES
     During fiscal 2006, the Company’s Board of Directors met three times either at face to face board meetings or by telephone conference call. The Board of Directors has standing Audit and Compensation Committees. The Audit Committee met four times, and the Compensation Committee met two times during fiscal 2006. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit or Compensation Committee attended at least 75% of the Committee meetings.
     Audit Committee. The Audit Committee is currently comprised of Messrs. Ayre, Hammond and Trulsvik. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the AMEX. Mr. Ayre, the Chairman of the Committee, is qualified as an “audit committee financial expert” within the meaning of SEC regulations and the Board has determined, in the exercise of its business judgment, that he has accounting and related financial management expertise within the meaning of the listing standards of the AMEX. The Audit Committee, among other responsibilities, recommends the hiring of our independent auditors, reviews the functions of management and our independent auditors pertaining to our audits and the preparation of our financial statements and performs such other related duties and functions as are deemed appropriate by the Audit Committee.
     Compensation Committee. The Compensation Committee currently consists of Messrs. Trulsvik (Chairman) and Hammond. The Board has determined that all members of the Compensation Committee are independent directors under the AMEX Listing Standards and the SEC Regulations. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee
     The Compensation Committee has two members and met two times during fiscal year 2006. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to AMEX rules. A charter for the compensation committee has been compiled although this charter is currently subject to internal review and has not been formally adopted by the Board in the last three fiscal years.

     The Compensation Committee is responsible for setting and administering policies that govern the Company’s executive compensation programs, including stock compensation plans, although these policies are in the process of internal review and have not been formally adopted by the Board. The Compensation Committee’s responsibilities include, among other duties, the responsibility to:
•	establish the base salary, incentive compensation and any other compensation for the Company’s elected and appointed executive officers;

•	exercise oversight with respect to and to supervise the compensation scheme for the other employees of the company;

•	administer and grant awards under any stock option plan adopted by the Board;

•	administer and grant awards under the Corporation’s securities compensation plan adopted August 16, 1995 by a predecessor by merger to this Corporation;

•	recommend to this Board any additional compensation, retirement or other employee benefit plan; and

•	perform other functions or duties deemed appropriate by the Board.
     Compensation decisions for all four executive officers of the Company, which includes the Chairman of the Board and Chief Executive Officer, are made by the Compensation Committee.
     The agenda for meetings of the Committee is determined by the Chairman of the Compensation Committee with the assistance of the Chairman of the Board and Chief Executive Officer. Compensation Committee meetings are regularly attended by the Chairman of the Board and Chief Executive Officer. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Chairman of the Board and Chief Executive Officer may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee, under its proposed charter, has authority to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities although during fiscal year 2006 it did not seek external assistance.
Role of Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for all executive officers of the Company and approves recommendations regarding both equity and non-equity compensation. The Chairman of the Board and Chief Executive Officer regularly attends meetings of the Compensation Committee. The Chairman of the Board and Chief Executive Officer annually reviews the performance of each executive officer (other than the Chairman of Board and Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts are presented to the Committee. The Committee can exercise its discretion in adopting or modifying any recommendations or awards to executive officers.
Overview of Compensation Program
     The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive.
     Throughout this Proxy Statement, the individuals who served as the Company’s Chairman of the Board and Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer during fiscal year 2006, as well as the other individual included in the Summary Compensation Table on page 15, are referred to as the “named officers”.
Compensation Philosophy and Objectives
     The philosophy of the Compensation Committee is to approve compensation programs intended to:
•	Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

•	Motivate executives and key employees to achieve strong financial and operational performance;

•	Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•	Reward individual performance;

•	Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock incentives; and

•	Encourage long-term commitment to the Company.
Setting Executive Compensation
     Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive based executive compensation to motivate executives to achieve business goals set by the Company. In furtherance of this, the Compensation Committee reviews data from annual reports and proxy statements issued by competitors to assess the Company’s competitive position with respect to the following three components of executive compensation:
•	base salary;

•	short-term incentives; and

•	long-term incentives.
     In making compensation decisions, the Committee reviews each element of total compensation against a peer group of publicly traded oil and gas companies. This peer group, which is periodically reviewed and updated by the Compensation Committee, consists of companies that the Committee believes are of similar stature to CanArgo Energy Corporation in terms of geographical operating environment and industry profile. The information derived from the peer group provides an indication of what executives might command from companies operating in a similar environment to that of CanArgo Energy Corporation. The companies comprising the peer group are as follows:
o	JKX Oil and Gas plc

o	Revus Energy AS

o	Lundin Petroleum
The Compensation Committee does not target a specific percentile in the range of comparative data for each individual executive or for each component of compensation. Instead, the Compensation Committee structures a total compensation package in view of the comparative data and such other factors specific to the executive, including level of responsibility, prior experience and expectations of future performance. The Compensation Committee uses peer group data and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies to test for reasonableness and competitiveness of its compensation package as a whole, but exercises subjective judgment in allocating compensation among executives and within each individual’s total compensation package.
2006 Compensation Committee Activity
     The Compensation Committee met two times during fiscal year 2006. The Chairman of the Board and Chief Executive Officer attended both meetings to provide his recommendations in respect of various elements of compensation to named officers reporting to him. During 2006, the Compensation Committee reviewed and recommended, for each named officer, the level of compensation for each individual executive compensation component. The Compensation Committee did not adopt any new compensation plans or programs during the year nor did it introduce any new compensation policies during the year. The Company is in the process of developing its general compensation policies and to date no general policy has been adopted by the Board. However, terms and conditions relating to each named officer are contained in their specific service agreements. All named officer service agreements are publicly available through previous SEC filings.
2006 Executive Compensation Components
     For the fiscal year ended December 31, 2006, the principal components of compensation for named officers were:
•	base salary;

•	long-term incentive compensation; and

•	other personal benefits.
Base Salary
     Base salaries for executives were determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from competitive data from the peer group and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers.
Long-Term Incentive Compensation
     The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing competitive data from the peer group and also information contained from a review of a wider selection of publicly available annual reports for oil and gas companies to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee also considers the grant recipient’s qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient’s future performance.
     During 2006, stock options were awarded to two named officers from the Company’s 2004 Long Term Stock Incentive Plan (“2004 Plan”). See the additional information regarding such grants appearing elsewhere in this Proxy Statement. No stock options were awarded to the Chairman of the Board and Chief Executive Officer. Stock options are granted at a price determined by the Committee, but not less than 100% of the fair market value of the stock on the date of the grant of the option. The Committee determined the price of granted options during the year at a 5% premium to the average price calculated over three days of the AMEX’s closing price of the Company’s Common Stock prior to the date of grant. The Committee did not and has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date. Options granted by the Committee during 2006 have a term of 7 years from date of issue and vest 1/3 for each year over 3 years beginning immediately. Vesting and exercise rights cease three months after termination of employment except in the case of death, retirement or permanent disability.
Other Personal Benefits:
     The Company provided named officers with the following other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to named officers.

     For each of the named officers, including the Chairman of the Board and Chief Executive Officer, the Company makes a monthly contribution of 9% of base salary to the named officer’s individual personal pension plans, schemes or arrangements. Additionally, each named officer is provided with life assurance with death coverage of four times their annual salary, permanent health, critical illness; income protection and family healthcare insurance. The Company does not maintain or sponsor any Company pension plans.
     During 2006, one named officer received a one off payment in respect of a disturbance allowance to reflect the unusual time located away from the executive officer’s home residence.
Tax and Accounting Implications
Compliance with Section 162(m) of the Internal Revenue Code
     Under Section 162(m) of the United States Internal Revenue Code of 1986, as amended, the Company may not deduct annual compensation in excess of $1 million paid to certain employees; generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under the Company’s plans and programs now in effect will result in a material loss of tax deductions.
Accounting for Stock-Based Compensation
     For the year ended December 31, 2006 the Company accounted for its stock option program in accordance with the requirements of FASB 123 (Revised).
COMPENSATION COMMITTEE REPORT
     The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
     The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that serves the interests of the Company and its stockholders.
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Nils Trulsvik, Chairman

Russ Hammond

SUMMARY COMPENSATION TABLE
     The following table summarizes the total compensation paid or earned for services rendered to the Company and its subsidiaries by each of the named executive officers for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)
			Option	All Other
Name and Principal		Salary	Awards	Compensation	Total
Position	Year	($) (1)	($) (2)	($) (3)	($)

David Robson	2006	440,572	283,943	39,651	764,166
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

Vincent McDonnell	2006	352,457	339,310	73,782	765,550
President, Chief Operating Officer,				(4)
Chief Commercial Officer and Director

Liz Landles	2006	205,600	93,017	18,504	317,121
Corporate Secretary and Executive Vice President

Jeffrey Wilkins (5)	2006	97,905	135,345	9,947	243,198
Chief Financial Officer

Richard Battey (5)	2006	137,067	167,916	13,990	318,973
Chief Financial Officer

(1)	Salaries are set and payments are made to the Company’s executive officers in Pounds Sterling (£). Columns (c) and (d) reflect these amounts converted into U.S. dollars at an exchange rate of £1= $1.9581 on December 31, 2006 as reported on www.oanda.com.

(2)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(Revised) of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included in footnote 23 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)	The amounts shown in column (e) reflect for each named executive officer:
•	the Company’s contribution of 9% of basic salary to their personal pension schemes;

•	permanent health insurance (including family healthcare insurance) premiums;

•	life assurance premiums;

•	critical illness premiums;

•	income protection premiums.

(4)	Vincent McDonnell, President, Director, Chief Operating Officer and Chief Commercial Officer, received a one-time disturbance allowance of $39,162 for spending additional time based in Georgia on the Company’s operations at the request of the Board.

(5)	Effective August 1, 2006, Mr. Jeffrey Wilkins replaced Mr. Richard Battey as Chief Financial Officer of the Company. The amounts shown in column (c) for Mr. Jeffrey Wilkins and Mr. Richard Battey represent payments made to each of them by the Company in their respective capacities as Chief Financial Officer of the Company.
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)	(d)	(e)
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised	Option
	Unexercised	Options (#)	Exercise	Option
Name and	Options (#)	Unexercisable	Price	Expiration
Principal Position	Exercisable	(1)	($)	Date

David Robson	200,000	100,000	1.00	7/26/2012
Chairman of the Board, Chief	1,500,000	—	0.65	9/23/2011
Executive Officer and Director	1,000,000	—	0.10	3/4/2008
(Principal Executive Officer)

Vincent McDonnell	50,000	100,000	1.00	8/14/2013
President, Chief Operating Officer,	200,000	100,000	1.42	11/30/2012
Chief Commercial Officer and Director	140,000	70,000	1.00	7/26/2012
	900,000	—	0.65	9/23/2011

Liz Landles	60,000	30,000	1.00	7/26/2012
Corporate Secretary and	510,000	—	0.65	9/23/2011
Executive Vice President	100,000	—	0.10	3/4/2008

Jeffrey Wilkins	50,000	100,000	1.00	8/14/2013
Chief Financial Officer	40,000	20,000	0.88	5/5/2012
	84,000	42,000	1.20	1/9/2012
	30,000	—	0.95	11/23/2011
	60,000	—	0.65	9/23/2011
	35,000	—	0.60	8/1/2009
	55,000	—	0.60	8/1/2009
	24,000	—	0.69	3/4/2008
	20,000	—	0.14	9/18/2007

Richard Battey	45,000	—	1.00	7/26/2012
Chief Financial Officer	310,000	—	0.88	5/5/2012

(1)	All options listed above have a term of 7 years from date of issue and vest 1/3 for each year, with the first 1/3 vesting immediately.
Option Exercises
     Stock options exercised by the Company’s named executive officers during the fiscal year ended December 31, 2006 were as follows:

(a)	(b)	(c)
Number of
	Shares Acquired	Value Realised
Name and	on Exercise	on Exercise
Principal Position	(#)	($)

David Robson	—	—
Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

Vincent McDonnell	—	—
President, Chief Operating Officer, Chief Commercial Officer and Director

Liz Landles	—	—
Corporate Secretary and Executive Vice President

Jeffrey Wilkins	—	—
Chief Financial Officer

Richard Battey	200,000	60,848
Chief Financial Officer
Pension Benefits
     The Company makes a contribution of 9% of the executive officers’ basic salary to their individual personal pension schemes. The Company does not maintain or sponsor a Company pension plan for directors, executives, officers or employees.
Potential Payments Upon Termination or Change of Control
     The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of executive’s separation from the Company.
Payments Made Upon Termination
     Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment under the terms of the Company’s stock based compensation plans.
Payments Made Upon Retirement
     In the event of the retirement of a named executive officer, he or she may be entitled to receive amounts earned during his term of employment under the terms of the Company’s stock based compensation plans
Payments Made Upon Death or Disability
     In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the Company’s life insurance plan, critical illness cover or income protection plan, as appropriate.
Payments Made Upon Change of Control
     As our directors and executive officers have all received awards under our 2004 Long-Term Incentive Plan (the “2004 Plan”), all options issued under the 2004 Plan contain provisions whereby the award recipient may put back those option shares for cash, equal to the intrinsic value of the option shares on the date of exercise, to the Company in the event of a change of control, as defined in the 2004 Plan. The following table presents the 2004 Plan options held by our directors and executive officers and their intrinsic value as of December 31, 2006, which amounts are reflected in Column (f) of the succeeding Table for the named officers:

		Intrinsic Value of 2004 Plan
	2004 Plan Options Exercisable as	Options Exercisable as of
	of December 31, 2006	December 31, 2006
Dr. David Robson	1,700,000	$1,579,000
Vincent McDonnell	1,290,000	$1,030,800
Liz Landles	570,000	$531,900
Richard Battey	355,000	$257,300
Jeffrey Wilkins	264,000	$174,180
Michael Ayre	305,000	$278,350
Nils Trulsvik	305,000	$278,350
Russ Hammond	305,000	$278,350

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Involuntary
			Involuntary		For Good
			Not For		Reason
		Voluntary	Cause	For Cause	Termination
	Executive Benefits and	Termination	Termination	Termination	(Change in
Name and	Payments Upon	on 12/31/2006	on 12/31/2006	on 12/31/2006	Control) on	Disability on	Death on
Principal Position	Separation	($)	($)	($)	12/31/2006 ($)	12/31/2006 ($)	12/31/2006 ($)

David Robson	Compensation
Chairman of the Board, Chief	Notice Period (1)	240,112	240,112	240,112	—	—	—
Executive Officer and Director	Stock Options	3,099,000	3,099,000	3,099,000	1,520,000	3,099,000	3,099,000
(Principal Executive Officer)	Cash Election	—	—	—	1,579,000	—	—

	Benefits & Perquisites
	Income Protection (2)	—	—	—	—	1,360,548	—
	Critical Illness (3)	—	—	—	—	1,762,287	—
	Life Assurance (4)	—	—	—	—	—	1,762,287
	Cash Severance	—	—	—	480,223	—	—

Vincent McDonnell	Compensation
President, Chief Operating Officer,	Notice Period (1)	192,089	192,089	192,089	—	—	—
Chief Commercial Officer and	Stock Options	1,030,800	1,030,800	1,030,800	—	—	—
Director	Cash Election	—	—	—	1,030,800	—	—

	Benefits & Perquisites
	Income Protection (2)	—	—	—	—	1,511,251	—
	Critical Illness (3)	—	—	—	—	939,886	—
	Life Assurance (4)	—	—	—	—	—	939,886

Liz Landles	Compensation
Corporate Secretary and	Notice Period (1)	56,026	56,026	56,026	—	—	—
Executive Vice President	Stock Options	683,900	683,900	683,900	152,000	—	—
	Cash Election	—	—	—	531,900	—	—

	Benefits & Perquisites
	Income Protection (2)	—	—	—	—	981,432	—
	Critical Illness (3)	—	—	—	—	822,401	—
	Life Assurance (4)	—	—	—	—	—	822,401

Jeffrey Wilkins	Compensation
Chief Financial Officer	Notice Period (1)	128,060	128,060	128,060	—	—	—
	Stock Options	317,972	317,972	317,972	143,792	—	—
	Cash Election	—	—	—	174,180	—	—

	Benefits & Perquisites
	Income Protection (2)	—	—	—	—	—	—
	Critical Illness (3)	—	—	—	—	783,239	—
	Life Assurance (4)	—	—	—	—	—	783,239

(1)	Notice periods are as follows 6 months for Dr. David Robson, Mr. Vincent McDonnell and Mr. Jeffrey Wilkins and 3 months for Mrs. Liz Landles.
(2)	Reflects the estimated lump-sum present value of all future amounts payable to the executive officer under the Company’s Income Protection Plan until the executive officer reaches the age of 60.
(3)	Reflects the estimated amount payable to the executive officer under the Company’s Critical Illness Plan.
(4)	Reflects the estimated amount payable to the executive officer’s beneficiaries under the Company’s Life Assurance Plan.

Employment Agreements and other Arrangements
     Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited in relation to the provision of services by Dr. David Robson
     Dr. David Robson serves as Chairman and Chief Executive Officer of the Company pursuant to an agreement with Vazon Energy Limited (“Vazon”) of which Dr. Robson is the sole owner, Chairman and Managing Director. Dr. Robson through Vazon has signed a comprehensive Management Services Agreement with a rolling six-month termination notice period and a two-year non-competition clause effective from the date of termination of the agreement.
     Under the terms of the Management Services Agreement, Dr. Robson received during 2006 a base salary of £225,000 which was payable on a monthly basis. Dr. Robson is further entitled to a discretionary cash bonus payable at the discretion of the Compensation Committee (or failing that the Company’s Board). The Management Services Agreement does not contain any provisions in relation to stock options.
     The Management Services Agreement became effective on June 30, 2000 and may be terminated by either party upon 6 months written notice. Other grounds for termination are the liquidation or dissolution of the Company, mutual agreement of the parties to terminate and the occurrence of an Event of Default as defined in the Management Services Agreement. In the event of a “change of control” of the Company, the Company must give Dr. Robson not less than 12 months written notice to terminate the Management Services Agreement. The Management Services Agreement contains a covenant, under which Dr. Robson will not, for a period of two years following the termination of the agreement, directly or indirectly induce any consultant of the Company to terminate their employment, hire by direct approach any consultant of the Company, or in any way interfere with the relationship of the Company and any consultant, agent or representative. Furthermore, Dr. Robson is prohibited from directly or indirectly soliciting, diverting or attempting to divert business or related business from the Company for a period of two years from the date of termination of the Management Services Agreement.
     Under the terms of the agreement, Dr. Robson has a duty not to disclose any confidential information of the Company and he must use such information solely for the benefit of the Company. Dr. Robson has a contractual obligation under this agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.
     In terms of benefits, the Company makes a monthly contribution of 9% of base salary for Dr. Robson’s pension provision. Dr. Robson is also provided with life assurance with death coverage of up to four times his base salary (excluding any bonus), permanent health insurance and family healthcare insurance.
     The Management Services Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Dr. Robson’s nomination to the Board of the Company.
Service Agreement between CanArgo Energy Corporation and Vincent McDonnell
     Vincent McDonnell serves as Chief Operating Officer of the Company pursuant to a Service Agreement dated December 1, 2000. The Service Agreement became effective on December 1, 2000 and may be terminated by either party upon 6 months written notice. The Company is entitled to make a payment to Mr. McDonnell in lieu of notice. The Service Agreement contains “garden leave” provisions, which give the Company the contractual option to demand that an employee does not attend the workplace during their notice period although they continue to be paid by the company.
     Under the terms of the Service Agreement, Mr. McDonnell received during 2006 a base salary of £180,000 which was payable on a monthly basis. The Service Agreement does not contain any provisions in relation to bonus payments and entitled Mr. McDonnell to a one-time grant of 100,000 share options when it when it was originally signed in 2000.
     The Service Agreement contains a restrictive covenant, under which Mr. McDonnell will not during his employment or for a period of 12 months following the termination of his employment (without the prior written consent of the Company) directly or indirectly compete with the Company in the Restricted Area (as defined in the

Service Agreement), solicit or induce any critical employee of the Company to terminate their employment, employ or otherwise engage any critical employee in any competing business with the Company or solicit or induce any government body or agency or any third party in the Restricted Area to cease to deal with the Company.
     Under the terms of the Service Agreement, Mr. McDonnell has a duty not to disclose any confidential information of the Company and must use such information solely for the benefit of the Company. Mr. McDonnell has a contractual obligation under his Service Agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.
     In terms of benefits, the Company will contribute 9% of Mr. McDonnell’s basic salary for his personal pension provision. Mr. McDonnell is also provided with life assurance with death coverage of four times his annual salary, permanent health insurance and family health care insurance. The Service Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance payments or provisions requiring Mr. McDonnell’s nomination to the Board of the Company.
     Service Agreement between CanArgo Energy Corporation and Jeffrey Wilkins
     Jeffrey Wilkins serves as Chief Financial Officer of the Company pursuant to a Service Agreement dated August 22, 2006. The Service Agreement became effective on August 22, 2006 and may be terminated by either party upon 6 months written notice. The Company is entitled to make a payment to Mr. Wilkins in lieu of notice. The Service Agreement contains “garden leave” provisions, which give the Company the contractual option to demand that an employee does not attend the workplace during their notice period although they continue to be paid by the company.
     Under the terms of the Service Agreement, Mr. Wilkins received during 2006 a base salary of £120,000 which was payable on a monthly basis commencing on August 1, 2006. The Service Agreement does not contain any provisions in relation to bonus payments.
     The Service Agreement contains a restrictive covenant, under which Mr. Wilkins will not during his employment or for a period of 12 months following the termination of his employment (without the prior written consent of the Company) directly or indirectly compete with the Company in the Restricted Area (as defined in the Service Agreement), solicit or induce any critical employee of the Company to terminate their employment, employ or otherwise engage any critical employee in any competing business with the Company or solicit or induce any government body or agency or any third party in the Restricted Area to cease to deal with the Company.
     Under the terms of the Service Agreement, Mr. Wilkins has a duty not to disclose any confidential information of the Company and must use such information solely for the benefit of the Company. Mr. Wilkins has a contractual obligation under his Service Agreement to disclose and deliver to the Company for its exclusive use and benefit any inventions as a direct result of work performed for the Company.
     In terms of benefits, the Company will contribute 9% of Mr. Wilkins’s basic salary for his personal pension provision. Mr. Wilkins is also provided with life assurance with death coverage of four times his annual salary, permanent health insurance and family health care insurance.
     The Service Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance payments or provisions requiring Mr. Wilkins’s nomination to the Board of the Company.
     Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited in relation to the provision of services by Liz Landles.
     Liz Landles provides all of her services to the Company as Corporate Secretary through Vazon, of which she is an employee pursuant to a Service Agreement dated February 18, 2004 between Mrs. Landles and Vazon. Vazon provides management services to the Company in accordance with an evergreen Management Services Agreement dated February 18, 2004. Mrs. Landles’ Service Agreement became effective from January 1, 2004 is terminable upon three months prior notice unless sooner terminated for cause. Pursuant to the Service Agreement,

Mrs. Landles receives a base salary of £105,000 per year and the Company will make a monthly contribution of 9% of base salary for Mrs. Landles’ personal pension provision. The Service Agreement does not contain any contractual bonus provisions although Mrs. Landles will be eligible for bonuses at the discretion of the Compensation Committee. Mrs. Landles will be provided with life assurance with death coverage of four times her annual salary, permanent health insurance and family healthcare cover.
     The Agreement contains customary confidentiality provisions. The Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Mrs. Landles’ nomination to the Board of the Company.
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
     The following table sets forth information regarding ownership of the Common Stock as of the most recent practicable date or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission or other reliable information. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

	Amount and
	Nature of		Percentage
	Beneficial		of
Security Ownership of Management	Ownership		Class (15)
Name of Beneficial Owner
Non- Employee Directors Nils Trulsvik	422,450	(1)	*
Russ Hammond	430,000	(2)	*
Michael Ayre	670,000	(3)	*

Named Executive Officers
David Robson	3,257,760	(4)	1.37%
Vincent McDonnell	1,770,000	(5)	*
Liz Landles	700,000	(6)	*
Jeffrey Wilkins	600,000	(7)	*

All Directors and Executive Officers as a Group (7 persons)	7,840,210	(8)	3.29%

Security Ownership of More Than 5% Shareholders
Persistency P.O. Box 309 Ugland House South Church Street George Town Cayman Islands British West Indies	27,756,600	(9)	11.64%

Persistency Capital, LLC 850 7th Avenue Suite 701 New York New York 10019 U.S.A	28,256,600	(10)	11.85%

Andrew Morris c/o Persistency Capital, LLC 850 7th Avenue Suite 701 New York New York 10019 U.S.A	28,289,100	(11)	11.86%

BlackRock, Inc.	21,527,700	(12)	9.03%
40 East 52nd Street New York NY 10022
Ingalls & Snyder LLC 61 Broadway New York, NY 10006	24,213,144	(13)	10.15%

Ingalls & Snyder Value Partners, L.P. c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006	15,555,556	(14)	6.52%

*	Less 1%

(1)	Includes 305,000 shares underlying presently exercisable options.

(2)	Includes 305,000 shares underlying presently exercisable options. Does not include 290,000 shares subject to unexercised stock options awarded to Mr. Julian Hammond, an employee of the Company and Mr. Russ Hammond’s son. Mr. Hammond disclaims ownership of his son’s shares.

(3)	Includes 555,000 shares underlying presently exercisable options.

(4)	Includes 2,700,000 shares underlying presently exercisable options.

(5)	Includes 1,290,000 shares underlying presently exercisable options.

(6)	Includes 670,000 shares underlying presently exercisable options.

(7)	Includes 398,000 shares underlying presently exercisable options.

(8)	Includes 6,223,000 shares underlying presently exercisable options held by directors and executive officers as a group.

(9)	Security ownership information for the beneficial owner is taken from the Forms 13G dated February 14, 2007.

(10)	Security ownership information for the beneficial owner is taken from the Forms 13G dated February 14, 2007.

(11)	Security ownership information for the beneficial owner is taken from the Forms 13G dated February 14, 2007.

(12)	Security ownership information for the beneficial owner is taken from the Forms 13G dated February 14, 2007.

(13)	Security ownership information for the beneficial owner is taken from the Form 13G/A filed on February 13, 2006. Figure includes 15,555,556 shares held by Ingalls & Snyder Value Partners, LP, an investment partnership managed under an investment advisory contract by Ingalls & Snyder LLC.

(14)	Security ownership information for the beneficial owner is taken from the Form 13G/A file in February 13, 2007.

(15)	The Class represents common stock outstanding as at April 13, 2007. This excludes any convertible shares and warrants attached to outstanding convertible loans at this date although these shares are included in Forms 13G filed by convertible note-holders.
REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, in its capacity as a Committee of the Board of Directors, is also responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and each such registered public accounting firm must report directly to the Audit Committee. The Board of Directors has determined that the members of the Audit Committee are independent in accordance with American Stock Exchange listing standards and the SEC requirements and are financially literate, as required by such requirements; as such qualification is interpreted by the Board of Directors in its business judgment. The Audit Committee is composed of three non-employee directors and operates and is governed under a written charter.
The Company, not the Audit Committee or the independent auditors, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both the Company and the independent auditors discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing of the Company’s accounts, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during the fiscal year 2006 which occurred prior to the respective Form 10-Q – Quarterly Reports and Form 10-K – Annual Reports being filed with the SEC. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent auditors, L J Soldinger Associates LLC.
The Audit Committee discussed with L J Soldinger Associates LLC the overall scope and plan for their audit, and met with L J Soldinger Associates LLC, with management present. The Audit Committee has reviewed and discussed the audited financial statements with management.
The Audit Committee has discussed with the independent auditors matters required to be discussed with audit committees under standards of the Public Company Accounting Oversight Board (United States), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements, the Company’s internal accounting controls and the matters required to be discussed by Auditing Standards AU380A “Communication with Audit Committees”.
The Company’s independent auditors have also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”, and discussed their independence from the Company. The Audit Committee has reviewed, among other things, the amount of fees paid to L J Soldinger Associates LLC for audit and non-audit services.
In accordance with the rules of the SEC, the following chart outlines fees pertaining to the years ended December 31, 2006 and December 31, 2005 by L J Soldinger Associates LLC:

SERVICES PERFORMED	2006	2005
Audit Fees(1)	$977,000	$1,107,000

Audit-Related Fees(2)	$34,000	$68,000

Tax Fees(3)	$40,000	$36,000

All Other Fees(4)	—	—

Total Fees	$1,051,000	$1,211,000

NOTES TO PRECEEDING TABLE

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with statutory and regulatory filings for those years.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of our financial statements or registration statements.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of L J Soldinger Associates LLC.
Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the

Board of Directors and the Board approved, that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.
THE AUDIT COMMITTEE
Michael Ayre, Chairman
Russ Hammond
Nils Trulsvik
          The Audit Committee Report and the Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates the Reports by specific reference.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under Section 16(a) of the Securities Exchange Act of 1934 and SEC Rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their initial ownership, and changes in that ownership, with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of copies of such reports received by the Company and written representations of such reporting persons, the Company believes that during fiscal year 2006, all of our directors and executive officers complied with such SEC filing requirements.
OTHER MATTERS
     As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.
STOCKHOLDERS SHARING THE SAME ADDRESS
          “Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles or by facsimile to +44 1481 729 982.
FORM 10-K ANNUAL REPORT
          A copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (excluding exhibits) is being mailed together with this Proxy Statement. A copy of the Exhibits may be requested by any person in writing by addressing the request to the Corporate Secretary, CanArgo

Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles and stating that such person is a beneficial owner of Common Stock of the Company. A charge equal to the reproduction cost of the exhibit will be made. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which we file periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Branch of the SEC, 100 F Street, NE., Room 1580, Washington, D.C. 20549, or on the Internet at www.sec.gov. A copy of the Annual Report on Form 10-K is also accessible by following the links to “Investor Relations/Financial Statements” on the Company’s website at http://www.canargo.com.
          The Company’s Code of Business Conduct and Ethics, the Audit Committee’s Charter and the Resolutions adopted by the Board of Directors regarding the nomination process are also all accessible by following the links to “Corporate Governance” on the Company’s website at http://www.canargo.com. The Company will furnish copies of such documents without charge to any person requesting such documents in writing addressed to the Corporate Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles and stating that such person is a beneficial owner of Common Stock of the Company.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
          Any stockholder intending to submit to the Company a proposal for inclusion in the Company’s Proxy Statement and proxy for the 2008 annual meeting must submit such proposal so that it is received by the Company no later than October 31, 2007, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals should be sent to the Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than December 31, 2007. As to all such matters which the Company does not have notice on or prior to December 31, 2007, discretionary authority shall be granted to the persons designated in the Company’s proxy related to 2008 Annual Meeting to vote on such proposal.
By Order of the Board of Directors
Liz Landles
Corporate Secretary
St. Peter Port
Guernsey
British Isles
●, 2007
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR AUTHORISE THE INDIVIDUALS NAMED IN YOUR PROXY CARD TO VOTE YOUR SHARES BY CALLING THE TELEPHONE NUMBER OR USING THE INTERNET BY THE DEADLNE AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

CANARGO ENERGY CORPORATION
TBD
BOSTON, MA 02109
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by CanArgo Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CanArgo Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CANAG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANARGO ENERGY CORPORATION

(1)	ELECTION OF DIRECTORS
1.	Michael Ayre
2.	Russ Hammond
3.	Vincent McDonnell
4.	David Robson
5.	Nils N. Trulsvik

For	Withhold	For All
All	All	Except

O	O	O

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

(2)	TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARE CAPITAL FROM 375,000,000 SHARES OF COMMON STOCK TO 500,000,000 SHARES OF COMMON STOCK	O	O	O

IMPORTANT: please sign exactly as your name or names appear(s) on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

	Yes	No

Please indicate if you plan to attend this meeting	O	O

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles and stating that such person is a beneficial owner of Common Stock of the Company.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Any stockholder intending to submit to the Company a proposal for inclusion in the Company’s Proxy Statement and proxy for the 2008 annual meeting must submit such proposal so that it is received by the Company no later than October 31, 2007, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals should be sent to the Corporate Secretary, CanArgo Energy Corporation, P.O. Box 291, St. Peter Port, Guernsey, GY1 3RR, British Isles. If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in the Company’s Proxy Statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than December 31, 2007. As to all such matters which the Company does not have notice on or prior to December 31, 2007, discretionary authority shall be granted to the persons designated in the Company’s proxy related to 2008 Annual Meeting to vote on such proposal.

By Order of the Board of Directors Liz Landles Corporate Secretary

St. Peter Port
Guernsey
British Isles

CANARGO ENERGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
OF STOCKHOLDERS ON JUNE 5, 2007
     The undersigned hereby constitutes and appoints David Robson and Liz Landles, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of CanArgo Energy Corporation held of record by the undersigned on April 23, 2007 as if personally present at the Annual Meeting of stockholders to be held on June 5, 2007 and any adjournment or postponement thereof, as designated on the reverse.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ON THE REVERSE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
     YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED TO CANARGO ENERGY CORPORATION, C/O ADP, 51 MERCEDES WAY, EDGEWOOD, NY 11717 TO BE RECEIVED ON OR PRIOR TO JUNE 4, 2007, 15:00 HOURS EASTERN DAYLIGHT SAVING TIME OR ELECTRONICALLY VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT +1 800 690 6903 PRIOR TO 11.59 PM EASTERN DAYLIGHT SAVING TIME ON JUNE 6, 2007.

CANARGO ENERGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
OF STOCKHOLDERS ON JUNE 5, 2007
     The undersigned hereby constitutes and appoints David Robson and Liz Landles, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of CanArgo Energy Corporation held of record by the undersigned on April 23, 2007 as if personally present at the Annual Meeting of stockholders to be held on June 5, 2007 and any adjournment or postponement thereof, as designated below:
(1)	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Michael Ayre Russ Hammond Vincent McDonnell David Robson Nils Trulsvik,

(INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above)
(2)	TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARE CAPITAL FROM 375,000,000 SHARES OF COMMON STOCK TO 500,000,000 SHARES OF COMMON STOCK.
☐ FOR                                          ☐ AGAINST                                          ☐ ABSTAIN
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE PROPOSALS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
     YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY DEN NORSKE BANK, REGISTRARS DEPARTMENT, DEN NORSKE BANK ASA, VERDIPAPIRSERVICE, STRANDEN 21, 0021 OSLO, NORWAY. FAX NUMBER: +47 22 48 11 71 ON OR PRIOR TO 29TH OF MAY 2007 13:00 HOURS CENTRAL EUROPEAN TIME.

Dated: , 2007	Signature(s)

Print Name

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting:	☐ Yes	☐ No

Householding Election: Please indicate if you consent to receive certain future investor communications in a single package per household:	☐ Yes	☐ No